                                                               EXHIBIT 4.04(q)

            AMENDMENT NO. 13 TO SECOND AMENDED AND RESTATED REVOLVING
                         CREDIT AND TERM LOAN AGREEMENT

         This AMENDMENT NO. 13 (this "Amendment"), executed, delivered, and dated as of September 29, 2000 (and effective as of the Effective Date referred to below), by and among MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (formerly known as Quantum Restaurant Group, Inc.) having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 (referred to below and in the Credit Agreement, as defined below, as "Quantum"), PEASANT HOLDING CORP., a Delaware corporation having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 ("Peasant Holding"), MORTON'S OF CHICAGO, INC., an Illinois corporation with its principal place of business at 350 West Hubbard Street, Chicago, Illinois 60610 ("Morton's") (Quantum, Peasant Holding and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), as Agent and Administrative Agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below), FLEET NATIONAL BANK (formerly known as BankBoston, N.A. and referred to sometimes in the Credit Agreement, as defined below, as "Fleet" or "FNBB") in its individual capacity as a Lender ("Fleet"), IMPERIAL BANK, THE CHASE MANHATTAN BANK, and FIRST UNION NATIONAL BANK, as Lenders, and FIRST UNION NATIONAL BANK, as documentation agent (the "Documentation Agent") for the Lenders, amends the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 19, 1995, as the same is amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Borrowers, the Administrative Agent, the Documentation Agent and the Lenders. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

         WHEREAS, the Borrowers have requested that the Lenders agree to increase the amount of their revolving credit commitments and to amend certain provisions of the Credit Agreement; and

         WHEREAS, the Agent and the Lenders, subject to the terms and provisions hereof, have agreed to do so;

         NOW THEREFORE, the parties hereto hereby agree as follows:


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                                      -2-




         SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in SECTION 3 hereof, the Credit Agreement is hereby amended as follows:

         SECTION 1.1. NEW DEFINITIONS. Section 1 of the Credit Agreement is hereby amended by adding the following new definitions to Section 1 in the appropriate place in the alphabetical sequence:

                  "ADDITIONAL COMMITMENT AMOUNT. See SECTION 17A."

                  "ADDITIONAL COMMITMENT CONDITIONS. The following conditions, as determined after giving effect to the proposed Additional Commitment Amounts of the relevant, prospective New Lender:

                  (a) no Default or Event of Default shall have occurred and be continuing either immediately before or immediately after giving effect to any such Additional Commitment Amounts; and

                  (b) the total of all Additional Commitment Amounts, on an aggregate, cumulative basis, shall not exceed $22,500,000."

                  "CHASE. The Chase Manhattan Bank, in its capacity as a Lender."

                  "FLEET. Fleet National Bank, in its capacity as a Lender."

                  "INSTRUMENT OF ADHERENCE. See SECTION 17A."

                  "LLC ASSIGNMENT AGREEMENT. See SECTION 3."

                  "NEW LENDER. See SECITON 17A."

                  "THIRTEENTH AMENDMENT CLOSING DATE.  September __, 2000."

         SECTION 1.2. CHANGES IN CERTAIN DEFINITIONS. Section 1 of the Credit Agreement is hereby further amended as follows:

         (a) The definition of "Commitment Percentages" in Section 1 of the Credit Agreement is hereby amended to read as follows:

                  "COMMITMENT PERCENTAGES. With respect to each Lender, the percentage set forth beside its name below (subject to adjustment upon any assignments permitted by SECTION 17 hereof and upon any increases in the Revolving Credit Commitment Amount permitted by SECTION 17A hereof):

                          LENDER                    PERCENTAGE
                          ------                    ----------
                          Fleet                     39.09678%
                          First Union               32.04365%
                          Imperial Bank             12.81688%
                          Chase                     16.04269%




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                                      -3-



         (b) The definition of "Fee Letter" in Section 1 of the Credit Agreement is hereby amended to read as follows:

                  "FEE LETTER. The Fee Letter by and among the Borrowers and Fleet initially dated as of June 19, 1995, as amended, modified, supplemented, restated or extended and in effect from time to time."

         (c) The definition of "Final Maturity Date" in Section 1 of the Credit Agreement is hereby amended to read as follows:

                  "FINAL MATURITY DATE.  December 31, 2005."

         (d) The definition of "FNBB" in Section 1 of the Credit Agreement is hereby amended to read as follows:

                  "FNBB. Fleet (formerly known as BankBoston, N.A.), in its capacity as a Lender."

         (e) The definition of "Morton Subsidiaries" in Section 1 of the Credit Agreement is hereby amended by amending clause (ii) thereof to read as follows:

                  "(ii) any other corporation, limited liability company, or other similar business entity which becomes a Subsidiary of Porterhouse or a Subsidiary of Morton's after the date hereof."

         (f) The definition of "Net Cash Proceeds" in Section 1 of the Credit Agreement is hereby amended by inserting after each instance of the words "capital stock" the phrase "or other equity interests".

         (g) The definition of "Revolving Credit Commitment" in Section 1 of the Credit Agreement is hereby amended by replacing the phrase "$50,000,000" with the phrase "$53,000,000".

         (h) The definition of "Revolving Credit Commitment Amount" in Section 1 of the Credit Agreement is hereby amended to read as follows:

                  "REVOLVING CREDIT COMMITMENT AMOUNT. Fifty-Three Million Dollars ($53,000,000), as the same may be increased pursuant to SECTION 17A or reduced by the amount of any reductions effected pursuant to the terms of this Agreement."

         (i) The definition of "Security Documents" in Section 1 of the Credit Agreement is hereby amended by inserting after the phrase "Trademark Collateral Assignment Agreements" the phrase ", the LLC Assignment Agreement".

         (j) The definition of "Subsidiary" in Section 1 of the Credit Agreement is hereby amended by inserting immediately before the period at the end of such definition the phrase "or other equity interests".

         (k) The definition of "Term Loan Maturity Date" in Section 1 of the Credit Agreement is hereby amended to read as follows:


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                                      -4-



                  "TERM LOAN MATURITY DATE. December 31, 2005."

         (l) The table contained in the definition of "Term Loan Percentage" in
Section 1 of the Credit Agreement is hereby amended to read as follows:

                          "LENDER                   PERCENTAGE
                           ------                   ----------
                          Fleet                     40.00000%
                          First Union               33.33334%
                          Imperial Bank             13.33333%
                          Chase                     13.33333%"

         SECTION 1.3. TERM LOAN PRINCIPAL PAYMENTS. Section 2.6 of the Credit Agreement is hereby amended by amending the table contained in SECTION 2.6(c)(i) to read as follows:

                      -------------------------------- -----------------------
                      Date                             Installment Amount
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      September 30. 2001               $250,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      December 31, 2001                $250,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      March 31, 2002                   $250,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      June 30. 2002                    $250,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      September 30, 2002               $250,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      December 31, 2002                $250,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      March 31, 2003                   $250,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      June 30, 2003                    $250,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      September 30, 2003               $250,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      December 31, 2003                $250,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      March 31, 2004                   $2,500,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      June 30, 2004                    $2,500,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      September 30, 2004               $2,500,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      December 31, 2004                $2,500,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      March 31, 2005                   $3,000,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      June 30, 2005                    $3,000,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      September 30, 2005               $3,000,000
                      -------------------------------- -----------------------
                      -------------------------------- -----------------------
                      December 31, 2005                $3,000,000
                      -------------------------------- -----------------------

         SECTION 1.4. SECURITY AND GUARANTIES. Section 3 of the Credit Agreement is hereby amended as follows:

         (a) by inserting after the phrase "(collectively, the "Trademark Collateral Assignment Agreements")" the phrase ", and a certain Collateral Assignment of Limited Liability Company Interests by Morton's of Chicago Holding, Inc. and Morton's of Chicago/Pittsburgh, Inc. (the "LLC Assignment Agreement"), in each case as amended, modified, supplemented, or restated and in effect from time to time"; and

         (b) by inserting after the phrase "plant, equipment, shares of stock of" the phrase ", or other equity interests in,"



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                                      -5-



         SECTION 1.5. COMMITMENT FEE. Section 4.5 of the Credit Agreement is hereby amended by deleting the figure "$40,000,000" and replacing it with the phrase "the amount equal to the applicable Revolving Credit Commitment Amount minus $10, 000, 000".

         SECTION 1.6. REPRESENTATION AS TO LEGAL EXISTENCE. Section 6.1 of the Credit Agreement is hereby amended to read as follows:

         "SECTION 6.1.   EXISTENCE.

                  (a) Each of the Companies is a corporation or limited liability company (as applicable) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable. Each of the Companies has adequate corporate or limited liability company (as applicable) power and authority to own or to hold under lease its properties and to carry on the business in which it is presently engaged and will be engaged. Each of the Companies is qualified as a foreign corporation or limited liability company (as applicable) and is licensed, admitted or approved to do business as a foreign corporation or limited liability company (as applicable) in each jurisdiction wherein the character of the properties owned or held under lease by it, or the nature of the business conducted by it, makes such qualification necessary, except where such failure to qualify would not have a material adverse effect on the Companies taken as a whole, and would not have any effect on the enforceability of the Loan Documents.

                  (b) Each of the Companies has the corporate or limited liability company (as applicable) power and authority to enter into each of the Loan Documents to which it is or pursuant hereto is to become a party, to perform, observe and comply with all of its agreements and obligations under each of such documents, and, in the case of each of the Borrowers, to make all of the borrowings contemplated by this Agreement."

         SECTION 1.7. REPRESENTATION AS TO AUTHORITY, ETC. Section 6.3 of the Credit Agreement is hereby amended to read as follows:

                  "SECTION 6.3. AUTHORITY, ETC. The execution and delivery by each of the Companies of each of the Loan Documents to which it is or pursuant hereto is to become a party, the performance by each of all of its agreements and obligations under each of such documents and the making by each of the Borrowers of all of the borrowings contemplated by this Agreement, as applicable, have been duly authorized by all necessary corporate or limited liability company (as applicable) action on the part of each of the Companies and its shareholders, members or other holders of equity securities (as applicable), and do not and will not (i) contravene any provision of its Charter or by-laws (each as from time to time in effect), (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of its property under, any agreement, deed of trust, indenture, mortgage or other instrument to which it is a party or by which it or any of its or their property is bound or affected, the consequences of which would have a material adverse effect on the Companies taken as a whole,
         (iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable), except where such violation or contravention would not materially adversely affect the Companies taken as a whole, and would not have any effect on the enforceability of the Loan Documents, (iv) except as set forth in SCHEDULE 6.3, require any waivers, consents or approvals by any creditors which have not been obtained, except where the failure to obtain the same would not have a material adverse effect on the Companies taken as a whole, and would not have any effect on the enforceability of the Loan Documents, (v) require any consents or approvals by any of the shareholders, members or other holders of equity securities (as applicable) of any of the Companies (except such as will be duly obtained on or prior to the Closing Date and will be in full force and effect on and as of the Closing Date), or (vi) except as set forth in SCHEDULE 6.3, require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any applicable law except those actions which have been taken or will be taken prior to the Closing Date or where the failure to do so would not result in a material adverse effect on the Companies taken as a whole and would not have any effect on the enforceability of the Loan Documents."

         SECTION 1.8. COVENANT AS TO LEGAL EXISTENCE, ETC. Section 9.2 of the Credit Agreement is hereby amended as follows:

         (a) the first sentence is hereby amended by inserting after the word "incorporation" the phrase "or organization".

         (b) The fifth sentence is hereby amended to read as follows:

                  "Except as permitted by SECTION 10.11(f) or SECTION 10.11(g) hereof, Morton's or Morton's of Chicago Holding, Inc. shall at all times be the record and beneficial owner of 100% of the outstanding capital stock of, or other equity interests in, each of the Morton Subsidiaries on a fully diluted basis except that Morton's of Chicago/Pittsburgh Inc. shall be permitted to be the record and beneficial owner of 100% of the outstanding equity interests in Morton's of Chicago/Pittsburgh LLC on a fully diluted basis; and, further, Morton's shall at all times be the record and beneficial owner of 100% of the outstanding equity interests in Morton's of Chicago Holding, Inc. on a fully diluted basis."

         SECTION 1.9. INDEBTEDNESS Section 10.1(f) of the Credit Agreement is hereby amended by deleting the figure "$40,000,000" and replacing it with the figure "$80,000,000".

         SECTION 1.10. DISTRIBUTIONS. Section 10.5(b) of the Credit Agreement is hereby amended by amending the second sentence thereof to read as follows:

                  "In addition, Quantum may make Distributions (consisting of the repurchase by Quantum of shares of its outstanding common stock from its shareholders) at a maximum purchase price not to exceed $30 per share (such maximum price per share to be proportionately adjusted from time to time to take into account the effect of stock splits, reverse stock splits, stock dividends, and similar applicable, proportional stock transactions occurring from time to time), PROVIDED that (i) no Default or Event of Default is then existing and none would exist after giving effect to any such Distribution, (ii) the aggregate cumulative amount of such Distributions made during the period from the Closing Date through the Thirteenth Amendment Closing Date does not exceed $46,893,725.84, and the aggregate cumulative amount of such Distributions made during the period from and after the Thirteenth Amendment Closing Date does not exceed an additional $33,106,274.16, and (iii) the pro forma Cash Flow Leverage Ratio (computed for this purpose on a PRO FORMA basis, the numerator of such ratio for this purpose being the Funded Indebtedness that would be then outstanding on the date of such proposed Distribution immediately after giving effect to such proposed Distribution and any related Indebtedness to be incurred in connection with the financing thereof, and the denominator of such ratio for this purpose being the Consolidated EBITDA for the Reference Period ending on the most recent Fiscal Quarter end date for which there shall have been delivered by the Companies the financial statements and Compliance Certificates required under SECTION 9.4 hereof prior to the time of any such proposed Distribution) shall be less than 3.00 to 1.00."

         SECTION 1.11. CHANGE IN TERMS AND PAYMENT OF SUBORDINATED DEBT AND CAPITAL STOCK. Section 10.10(b) of the Credit Agreement is hereby amended by inserting after each instance of the words "capital stock" the phrase "or other equity interests".

         SECTION 1.12. INVESTMENTS. Section 10.11 of the Credit Agreement is hereby amended as follows:

         (a) Section 10.11(f) is hereby amended as follows:

                  (i) by inserting after each instance of the words "capital stock" the phrase "or other equity interests";

                  (ii) by inserting after each instance of the word "stockholder" the phrase "or equity interest holder"; and

                  (iii) by inserting after each instance of the word "stockholders" the phrase "or equity interest holders".

         (b) Section 10.11(g) is hereby amended as follows:

                  (i) by inserting after the phrase "Quantum, Peasant Holding, Morton's" the phrase ", Morton's of Chicago Holding, Inc., or Morton's of Chicago/Pittsburgh Inc. (solely in the case of its Subsidiary, Morton's of Chicago/Pittsburgh LLC)";

                  (ii) by inserting after each instance of the word "corporation" the phrase ", limited liability company, or other similar business entity";

                  (iii) by inserting after each instance of the word "corporations" the phrase ", limited liability companies, or other similar business entities";

                  (iv) by inserting after each instance of the words "capital stock" the phrase "or other equity interests";

                  (v) by inserting after each instance of the word "stockholder" the phrase "or equity interest holder";

                  (vi) by inserting after each instance of the word "stockholders" the phrase "or equity interest holders"; and

                  (vii) by inserting after the words "stock acquisition" the phrase "or acquisition otherwise effected by acquiring equity interests".

         SECTION 1.13. SHARES AND INDEBTEDNESS OF SUBSIDIARIES. Section 10.13 of the Credit Agreement is hereby amended by inserting after each instance of the phrase "shares of the capital stock" the phrase "or other equity interests".

         SECTION 1.14. PROVISIONS WITH RESPECT TO NEW LENDERS. The Credit Agreement is hereby amended by inserting the following new Section 17A immediately after SECTION 17:

                  "SECTION 17A. NEW LENDERS. Except as otherwise provided herein, any Person who qualifies as an Eligible Assignee hereunder may, prior to March 1, 2001, join this Agreement as an additional Lender with a Revolving Credit Commitment (such Person, which may for the purposes of this SECTION 17A be an existing Lender, being herein referred to (with respect to its status under this SECTION 17A as an additional Lender) as the "New Lender") and be entitled to all the rights and interests, and obligated to perform all of the obligations and duties of, a Lender with respect to a specified additional amount of Revolving Credit Commitment hereunder, incremental to the total Revolving Credit Commitment Amount as then existing immediately prior to giving effect to such additional amount, PROVIDED that (a) the Additional Commitment Conditions are satisfied in connection therewith,
         (b) the New Lender, the Agent, and the Borrowers shall have executed and delivered an instrument of adherence (the "Instrument of Adherence") in form and substance reasonably satisfactory to the New Lender, the Agent and the Borrowers pursuant to which such New Lender shall agree to be bound as a Lender (as to the applicable Additional Commitment Amount and the corresponding Revolving Credit Commitment) by the terms and conditions hereof and the other Loan Documents, and to make Revolving Credit Loans and to participate in the issuance, extension, and renewal of Letters of Credit, all in accordance with this Agreement, and which Instrument of Adherence shall specify the maximum amount of credit in addition to the then existing Revolving Credit Commitment Amount that such New Lender agrees to provide hereunder (in each case, the "Additional Commitment Amount") and the New Lender's address for notices, (c) the Additional Commitment Amount provided by any New Lender must total at least $5,000,000 (in integral multiples of $500,000, if in excess of $5,000,000), (d) after giving effect to such Additional Commitment Amount, the Revolving Credit Commitment Amount and the corresponding, aggregate Revolving Credit Commitment shall not exceed

         $75,500,000 (or, if less, the amount equal to the sum of the Revolving Credit Commitment Amount as in existence immediately prior to giving effect to such Additional Commitment Amount, plus such Additional Commitment Amount), (e) such New Lender and the Agent shall have received such opinions of counsel to the Borrowers, such evidence of proper corporate organization, existence, power and authority, and appropriate corporate proceedings with respect to the Borrowers, and such other certificates, instruments, and documents, as they shall have reasonably requested in connection with such Instrument of Adherence and any related Revolving Credit Notes, (f) the Agent shall have received from the New Lender or the Company a processing fee of $3,000 in connection with such Instrument of Adherence, (g) any applicable fees provided for in the Fee Letter payable at such time shall be paid to the applicable Persons entitled thereto, (h) unless the New Lender is also an existing Lender, the Agent shall have given its prior written consent with respect to such New Lender, which consent is not to be unreasonably withheld or delayed, (i) an appropriate Revolving Credit Note shall be issued to the New Lender at such time in the applicable amount provided in SECTION 2.1(c), and (j) such New Lender shall have confirmed to and agreed with the Agent, for the benefit of itself and the Lenders, and with the Borrowers, as follows:

                  (i) the Agent and the Lenders have made no representation or warranty and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, collectibility or value of this Agreement, the other Loan Documents, any Collateral, or any other instrument or document furnished pursuant hereto;

                  (ii) the Agent and the Lenders have made no representation or warranty and shall have no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their other obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (iii) such New Lender confirms that it has received a copy of this Agreement, and the other Loan Documents, together with copies of the most recent financial statements referred to in SECTION 6.7 and
         SECTION 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Instrument of Adherence;

                  (iv) such New Lender will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                  (v) such New Lender represents and warrants that it qualifies as an Eligible Assignee;

                  (vi) such New Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (vii) such New Lender agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender having a Revolving Credit Commitment; and

                  (viii) such New Lender represents and warrants that it is legally authorized to enter into such Instrument of Adherence.

         Upon the execution and delivery of an Instrument of Adherence with a New Lender effected in accordance with all of the foregoing provisions of this SECTION 17A, and the occurrence of the effective date of such Instrument of Adherence, the Revolving Credit Commitment Amount and the corresponding aggregate amount of the Revolving Credit Commitment shall be increased by the Additional Commitment Amount, and the Commitment Percentage of each Lender shall be recalculated by the Agent, such that the Commitment Percentage of each Lender having a Revolving Credit Commitment shall be recalculated so as to equal the quotient of the amount of such Lender's individual Revolving Credit Commitment then in effect divided by the resulting Revolving Credit Commitment Amount after giving effect to the Additional Commitment Amount. Promptly thereafter, this Agreement shall be amended by the Agent (each of the Borrowers and the Lenders hereby consenting to such amendment) to reflect (1) the name, address, and Commitment Percentage of such New Lender, (2) the Revolving Credit Commitment Amount as increased by the Additional Commitment Amount, (3) the resulting changes to the other Lenders' respective Commitment Percentages and the principal amount of the Revolving Credit Loans owing to each such Lender resulting from such Instrument of Adherence, such Additional Commitment Amount, such increased Revolving Credit Commitment Amount, and the changes in the various Commitment Percentages. Promptly thereafter, the Agent shall notify each of the Lenders of the joinder hereunder of such New Lender, the resulting increase in the Revolving Credit Commitment Amount, the Additional Commitment Amount, each Lender's new Commitment Percentage, and the Agent shall provide to each of the Lenders a copy of the executed Instrument of Adherence, and shall also make appropriate notations in the Register in accordance with SECTION 17(c) hereof.

                  Upon the effective date of any Instrument of Adherence effected in accordance with all of the foregoing provisions of this
         SECTION 17A, the New Lender shall make all (if any) such payments to the other Lenders as may be necessary to result in the respective Revolving Credit Loans held by such New Lender and the other Lenders being equal to such applicable Lender's Commitment Percentage (as then in effect) of the aggregate principal amount of all Revolving Credit Loans outstanding to the Borrowers as of such date. The Borrowers hereby agree that any New Lender so paying any such amount to the other Lenders pursuant to this SECTION 17A shall be entitled to all the rights of a Lender hereunder in respect of such amounts and such payments to such other Lenders shall constitute Revolving Credit Loans held by such New Lender hereunder, owed jointly and severally by the Borrowers, and that such New Lender may, to the fullest extent permitted by law, exercise all of its right of payment (including the right of set-off) with respect to such amounts as fully as if such New Lender had initially advanced to the Borrowers directly, on a joint and several basis, the amount of such payments.

         If any such adjustment payments are made to a Lender pursuant to this
         SECTION 17A at a time other than the end of an Interest Period in the case of all or any portion or portions of Revolving Credit Loans constituting Eurodollar Rate Loans, the Borrowers shall jointly and severally pay to each of the Lenders at the time that such payments are made pursuant to this SECTION 17A the amount that would be required to be paid by the Borrowers pursuant to SECTION 4.12 hereof had such payments been made directly by the Borrowers."

         SECTION 1.15. CERTAIN AMENDMENT PROVISIONS. Section 21 of the Credit Agreement is hereby further amended as follows:

         (a) Clause (a) of Section 21 of the Credit Agreement is hereby amended to read as follows:

                  "(a) increase the principal amount of the Loans or of the Reimbursement Obligations (or subject the Lenders to any additional obligations) except pursuant to and in accordance with the terms of
         SECTION 17A".

         (b) Clause (e) of Section 21 of the Credit Agreement is hereby amended to read as follows:

                  "(e) amend SECTIONS 13, 14, 17, 17A, the definition of "Additional Commitment Conditions", or this SECTION 21".

         (c) Clause (f) of Section 21 of the Credit Agreement is hereby amended to read as follows:

                  "(f) change the Commitment Percentage, Term Loan Percentage or Total Percentage of any lender, except pursuant to and in accordance with the terms of SECTIONS 17 or 17A".

         (d) Clause (ii) of Section 21 of the Credit Agreement is hereby amended by inserting after each instance of the words "capital stock" the phrase "or other equity interests".

         SECTION 1.16. CONTINUATION OF OBLIGATIONS. Section 24 of the Credit Agreement is hereby amended by inserting after each instance of the words "capital stock" the phrase "or other equity interests".

         SECTION 2. TRANSITIONAL ARRANGEMENTS; ALLOCATIONS. Effective as of the Effective Date, each Lender shall make such dispositions and arrangements with each other Lender with respect to the then outstanding Revolving Credit Loans (the "Adjustment") as shall result in the amount of Revolving Credit Loans owed to each Lender being equal to the product of such Lender's Commitment Percentage multiplied by the aggregate Revolving Credit Loans outstanding on the Effective Date (the "Adjusted Amount"). Each of the Borrowers and the Guarantors hereby agrees that each Lender's Adjusted Amount shall be Revolving Credit Loans owed by the Borrowers jointly and severally to such Lender as if such Lender had initially made Revolving Credit Loans to the Borrowers in the amount of the Adjusted Amount. The Borrowers also hereby jointly and severally agree to pay all amounts referred to in SECTION 4.12 of thE Credit Agreement arising in connection with the Adjustment (as if the Adjustment resulted in prepayments of the Revolving Credit Loans reallocated pursuant to the Adjustment). Upon the occurrence of the Adjustment, (a) the Agent shall appropriately adjust its records to reflect each Lender's Adjusted Amount and (b) each of the Lenders shall promptly thereafter return to the Agent its existing Revolving Credit Note or Amended and Restated Revolving Credit Note, as the case may be, as replaced by an Amended and Restated Revolving Credit Note in connection with this Amendment and the contemplated reallocation of the Revolving Credit Commitment Amount. The Lenders shall make any appropriate adjustments in payments received in respect of the Obligations which are allocable to periods prior to the Effective Date directly among themselves as shall be necessary to effect the proper allocation of such payments among the Lenders, reflecting their respective portions of the applicable Obligations held by them from time to time.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

         (a) REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. The representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on and as of the date hereof, and as of the Effective Date, except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date. No Default or Event of Default has occurred and is continuing.

         (b) AUTHORITY, NO CONFLICTS, ENFORCEABILITY OF OBLIGATIONS, ETC. Each of the Borrowers hereby confirms that the representations and warranties of the Borrowers contained in Sections 6.1, 6.3 and 6.4 of the Credit Agreement are true and correct on and as of the date hereof, and as of the Effective Date, as if made on each such date, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

         SECTION 4. CONDITIONS TO EFFECTIVENESS. This Amendment shall be deemed to be effective as of the date hereof (the "Effective Date"), subject to:

         (a) the delivery to the Agent and the Lenders by (or on behalf of) each of the Borrowers or the Guarantors, as the case may be, contemporaneously with the execution hereof, of the following documents, each in form and substance satisfactory to the Agent and the Lenders:

         (i) this Amendment signed by each of the Borrowers, each of the Guarantors, the Agent, and each of the Lenders;

         (ii) an Amended and Restated Revolving Credit Note executed and delivered jointly and severally by the Borrowers in favor of each Lender in the amounts of its respective Commitment Percentage of the aggregate Revolving Credit Commitment Amount, which shall (from and after the Effective Date) be deemed to constitute the Revolving Credit Notes held by such Persons as referred to in the Credit Agreement;

         (iii) certificates of an appropriate officer of each of the Borrowers, dated as of the date hereof, as to (x) the charter documents and by-laws, each as amended, of each of the Borrowers, (y) the corporate actions taken by each of the Borrowers authorizing the execution, delivery, and performance hereof, and (z) the names, titles, incumbency, and specimen signatures of the officers of each of the Borrowers authorized to sign this Amendment on behalf of each of the Borrowers;

         (iv) a favorable written legal opinion addressed to the Agent and the Lenders, dated as of the date hereof, from outside special counsel (in New York and Illinois) to the Borrowers, with respect to such matters as to the Borrowers and the Loan Documents as the Agent and the Lenders may reasonably request, including (without limitation) opinions as to the corporate authority of each of the Borrowers to execute, deliver, and perform this Amendment, the Revolving Credit Notes, and the other documents contemplated hereby, and the enforceability hereof and thereof;

         (v) such evidence as the Agent may reasonably request such that the Agent shall be satisfied that the representations and warranties contained in SECITON 3 hereof are true and correct on and as of date hereof and as of the Effective Date;

         (vi) legal existence and good standing certificates issued by the appropriate public officials as to each of the Borrowers, and such other certificates, documents, or instruments with respect to this Amendment, the Revolving Credit Notes, the other Loan Documents, the Borrowers, and the Guarantors as the Agent or any of the Lenders may reasonably request; and

         (vii) an updating amendment to the Fee Letter signed by the Borrowers, the Guarantors and the Agent;

         (b) the payment by the Borrowers of an amendment fee in an amount equal to $193,750, to be paid to the Agent, for allocation among the Lenders as they have separately agreed: and

         (c) the reimbursement by the Borrowers for the amount of the fees and expenses of the Agent's Special Counsel for services rendered to the Agent and related expenses in connection with this Amendment.

         SECTION 5. NO OTHER AMENDMENTS OR WAIVERS; EXECUTION IN COUNTERPARTS. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Each of the Borrowers and the Guarantors confirms and agrees that the Obligations of the Borrowers to the Lenders under the Loan Documents, as amended, supplemented, and increased hereby, are secured by, guarantied under, and entitled to the benefits, of the Security Documents. The Borrowers, the Guarantors, the Agent and the Lenders hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interests of the Lenders thereunder as collateral security for the Obligations shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

         SECTION 6. RETURN OF REVOLVING CREDIT NOTES. Promptly upon the effectiveness of this Amendment, each Lender holding a Revolving Credit Note previously delivered to such Lender under the Credit Agreement (prior to giving effect to this Amendment) that has been superseded and replaced by a Revolving Credit Note delivered to such Lender pursuant to this Amendment shall return such superseded note, marked "cancelled", to the Borrowers.

         SECTION 7. GOVERNING LAW. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                FLEET NATIONAL BANK (formerly known as
                                     BankBoston, N. A.), for itself and as
                                     Administrative Agent




                                By:       /S/ROBERT W. MACELHINEY
                                   ---------------------------------------------
                                Name:       ROBERT W. MACELHINEY
                                     -------------------------------------------
                                Title:          VICE PRESIDENT



                                FIRST UNION NATIONAL BANK, for itself and as
                                     Documentation Agent



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                THE CHASE MANHATTAN BANK



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                IMPERIAL BANK



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                FLEET NATIONAL BANK (formerly known as
                                     BankBoston, N. A.), for itself and as
                                     Administrative Agent




                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                FIRST UNION NATIONAL BANK, for itself and as
                                     Documentation Agent



                                By:            /S/JOEL THOMAS
                                   ---------------------------------------------
                                Name:           JOEL THOMAS
                                     -------------------------------------------
                                Title:         VICE PRESIDENT
                                      ------------------------------------------


                                THE CHASE MANHATTAN BANK



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                IMPERIAL BANK



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                FLEET NATIONAL BANK (formerly known as
                                     BankBoston, N. A.), for itself and as
                                     Administrative Agent




                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                FIRST UNION NATIONAL BANK, for itself and as
                                     Documentation Agent



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                THE CHASE MANHATTAN BANK



                                By:      /S/WILLIAM DEMILT
                                   ---------------------------------------------
                                Name:       WILLIAM DEMILT
                                     -------------------------------------------
                                Title:       VICE PRESIDENT
                                      ------------------------------------------


                                IMPERIAL BANK



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                FLEET NATIONAL BANK (formerly known as
                                     BankBoston, N. A.), for itself and as
                                     Administrative Agent




                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                FIRST UNION NATIONAL BANK, for itself and as
                                     Documentation Agent



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                THE CHASE MANHATTAN BANK



                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                IMPERIAL BANK




                                By:            /S/CORNELIA NEWELL
                                   ---------------------------------------------
                                NAME:            CORNELIA NEWELL
                                     -------------------------------------------
                                TITLE:              VICE PRESIDENT
                                      ------------------------------------------

                                The Borrowers:

                                MORTON'S RESTAURANT GROUP, INC.
                                PEASANT HOLDING CORP.
                                MORTON'S OF CHICAGO, INC.



                                By:      /S/THOMAS J. BALDWIN
                                   ---------------------------------------------
                                Name:    Thomas J. Baldwin
                                Title:   Executive Vice President and Chief
                                         Financial Officer


                                CONSENTED AND AGREED TO, BY EACH OF
                                THE GUARANTORS (as defined in the Credit
                                     Agreement)



                                By:      /S/THOMAS J. BALDWIN
                                   ---------------------------------------------
                                Name:    Thomas J.Baldwin
                                Title:   Executive Vice President and Chief
                                         Financial Officer for each of the
                                         Guarantors